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                                                                   EXHIBIT 99.2


                              TEXT ONLY | ENHANCED

                                      ONLINE



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                                     NATIONAL
                                    BANK LOGO]



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        $ Headquartered in Lincolnshire, Illinois, Success National Bank is a
locally-owned community bank with a strong focus on customer value. During our first 19 years of business we were known as First National Bank of Lincolnshire. The bank's name changed in 1992 - at the time we opened our first branch office - in recognition of our growth and broader market area. Today, with reserves in excess of regulatory requirements, Success National Bank is a healthy, growing institution with facilities in Lincolnshire, Lincolnwood, Lincoln Park, Libertyville, Northbrook and Deerfield (2).

               Employment opportunities at Success National Bank

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                         (C) 1997 Success National Bank


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                                   ONLINE

                                  [SUCCESS
                                  NATIONAL
                                 BANK LOGO]



About
- ----------
Locations
- ----------
Services
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Rates
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Forecast                [OPPORTUNITY TO INVEST IN SUCCESS]

- ----------
Feedback
- ----------
Events
- ----------
Links
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                          SUCCESS BANCSHARES, INC.
                  REGISTRATION STATEMENT DECLARED EFFECTIVE

LINCOLNSHIRE, ILLINOIS (September [ ], 1997) -- Success Bancshares, Inc. , holding company of Success National Bank, announced today that its Registration Statement permitting the offer and sale of up to 1,380,000 shares (including 180,000 shares subject to an additional subscription option and an overallotment option) of Success' common stock at a price of $12.50 per share was declared effective by the Securities and Exchange Commission. As part of the offering, Success will offer 600,000 shares, on a best efforts basis, in a Subscription and Community Offering. 600,000 shares of Common Stock are being offered by Success in a Subscription Offering on a priority basis to shareholders of record of Success as of September __, 1997, and to certain customers of the Bank as of September __, 1997. The highest priority will be given to those shareholders placing purchase orders prior to Noon, Central Time, on ________________, 1997. While shares are being offered on a priority basis to eligible subscribers in the Subscription Offering, Success is also concurrently offering common stock for sale to the general public in a Community Offering with preference given to residents of communities served by the Bank with the assistance of EVEREN Securities, Inc. EVEREN will concurrently offer 600,000 shares, on a best efforts basis, to the general public in an underwritten Public Offering. Depending upon market demand, the Company and EVEREN may increase or decrease the number of shares to be offered in the Public Offering relative to the Subscription and Community Offering.

Commenting on the Offering, Saul D. Binder, Success's President and Chief Executive Officer, stated that, "As part of the Bank's community focus, we are pleased to be able to offer our shareholders, customers and members of our community the opportunity to invest in our local banking institution."

Success Bancshares, Inc. is a bank holding company headquartered in Lincolnshire, Illinois with total assets of over $300 million at June 30, 1997. Through its majority owned subsidiary, Success National Bank, the Company engages in full service community banking. The Bank is also headquartered in Lincolnshire, Illinois, located approximately 35 miles north of downtown Chicago, and has seven branch offices serving individuals and small-to-medium-sized businesses in communities in the north and northwest suburbs of Chicago and the northside of Chicago. These banking facilities, all of which have been established since 1991, are located in Deerfield (2), Libertyville, Lincolnwood, Chicago (Lincoln Park),

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Arlington Heights and Northbrook, Illinois.

A prospectus and other offering material relating to the shares may be obtained by completing the form below, visiting the Bank or any branch office or by calling the Stock Information Office at (800) 744-6248 and asking for an EVEREN Securities, Inc. representative.

        THE COMMON STOCK OF SUCCESS BANCSHARES, INC. IS NOT A DEPOSIT OR A BANK ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

   THIS PRESS RELEASE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN
                      OFFER TO BUY THE COMMON STOCK OF
     SUCCESS BANCSHARES, INC. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

  To receive a Prospectus and other offering materials, please fill out the form below.
      *PLEASE NOTE: ALL FIELDS MUST BE COMPLETED IN ORDER TO RECEIVE A
                                 PROSPECTUS.

     Name: ____________________________________________________________
     E-mail Addr:______________________________________________________

     Address:__________________________________________________________
     Address:__________________________________________________________
     Address:__________________________________________________________

     City:_______________ State:__________________  ZIP:_______________

     Home Phone:___________________________
     Work Phone:___________________________


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                              SUBMIT/CLEAR FORM
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                       (C) 1997 SUCCESS NATIONAL BANK